UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Scott F. Kavanaugh

On November 21, 2024, Scott F. Kavanaugh, the Chief Executive Officer and a member of the Board of Directors of First Foundation Inc. (the “Company”) and its wholly-owned bank subsidiary, First Foundation Bank (the “Bank”), announced that he will retire from his positions following a 17 year career with the Company and Bank, effective immediately. His decision to retire is not the result, in whole or in part, of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of Thomas C. Shafer as Chief Executive Officer and Director

On November 21, 2024, Thomas C. Shafer was appointed as Chief Executive Officer of the Company and the Bank and to the Boards of Directors of the Company and the Bank, effective immediately.

Mr. Shafer, age 66, is a career bank executive with over 40 years of experience. He previously served as Co-President of Commercial Banking and Senior Executive Vice President of Huntington Bancshares Incorporated following its merger with TCF Financial Corporation in June 2021, until his retirement in December 2022. Prior to the merger, he served as Chief Executive Officer of TCF National Bank and vice chairman of the board of TCF Financial Corporation from October 2020 until the merger. Prior to this, Mr. Shafer served as Chief Operating Officer of TCF Financial Corporation and President and Chief Operating Officer of TCF National Bank beginning in August 2019. Before those roles, he served in multiple executive positions at TCF Financial Corporation’s and TCF National Bank’s predecessor organizations since 2011, including serving as the Chief Executive Officer of Chemical Bank from 2016 to 2019. Mr. Shafer is a graduate of Hillsdale College and the University of Wisconsin’s Graduate School of Banking.

Mr. Shafer will receive an annual base salary of $1,090,000, subject to annual review, and be eligible for an annual bonus of up to 1.5 times his annual base salary based on specific performance targets to be established by the Company’s Board of Directors. In addition, the Company granted to Mr. Shafer 500,000 restricted stock units as an inducement to his employment, half of which will vest on the second anniversary of the grant with the remaining portion vesting on the third anniversary, subject to his continued service to the Company. Mr. Shafer may also participate in the other benefit programs of the Company available to executive employees generally. Mr. Shafer will not receive any additional compensation for his services as a director. The Company and the Bank expect to enter into an employment agreement with Mr. Shafer documenting the foregoing terms of employment. In addition, the Company and the Bank will enter into their standard indemnification agreement with Mr. Shafer, the form of which is filed as Exhibit 10.1 to this report and incorporated herein.

There are no arrangements or understandings between Mr. Shafer and any other persons pursuant to which he was selected as an officer or director. There are no family relationships between Mr. Shafer and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Shafer pursuant to Item 404(a) of Regulation S-K.

Item 7.01              Regulation FD Disclosure.

On November 22, 2024, the Company issued a press release announcing the appointment of Mr. Shafer as Chief Executive Officer and Mr. Kavanaugh’s retirement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.99 to the Company’s Current Report on Form 8-K filed on October 30, 2015).

99.1	Press Release, dated November 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: November 22, 2024	By:	/s/ JAMES BRITTON
James Britton
Executive Vice President and Chief Financial Officer

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